LIMITED POWER OF ATTORNEY FOR
SECTION 16 REPORTING OBLIGATIONS


	KNOW ALL MEN BY THESE PRESENTS, that the undersigned, Mallika Srinivasan, hereby appoints each of Debra E. Kuper and Lynnette D. Schoenfeld to be the undersigned's true and lawful attorney, for her, and in her name, place and stead to execute, acknowledge, deliver and file FORM ID application for Access Codes to file on EDGAR, and Forms 3, 4, and 5 (including amendments thereto) with respect to securities of AGCO Corporation (the "Company"), required to be filed with the U.S. Securities and Exchange Commission, national securities exchanges and the Company pursuant to Section 16(a) of the Securities Exchange Act of 1934 and the rules and regulations thereunder, granting to each of Debra
E. Kuper and Lynnette D. Schoenfeld full power and authority to perform all acts necessary to the completion of such purposes.

        The undersigned agrees that each of the attorneys-in-fact herein, Debra
E. Kuper and Lynnette D. Schoenfeld, may rely entirely on information furnished in writing by the undersigned to such attorney-in-fact. The undersigned also agrees to indemnify and hold harmless the Company and each attorney-in-fact against any losses, claims, damages, or liabilities (or actions in these respects) that arise out of or are based upon any untrue statement or omission of necessary facts in the information provided by the undersigned to each attorney-in-fact for purposes of executing, acknowledging, delivering, or filing FORM ID and Forms 3, 4, or 5 (including amendments thereto) and agrees to reimburse the Company and each attorney-in-fact herein for any legal or other expenses reasonably incurred in connection with investigating or defending against any such loss, claim, damage, liability, or action.

        The validity of this Power of Attorney shall not be affected in any manner by reason of the execution, at any time, of other powers of attorney by the undersigned in favor of persons other than those named herein.

        The undersigned agrees and represents to those dealing with its attorneys-in-fact herein, Debra E. Kuper and Lynnette D. Schoenfeld, that this Power of Attorney is for indefinite duration and may be voluntarily revoked only by written notice to either such attorney-in-fact, delivered by registered mail or certified mail, return receipt requested.

        WINTESS THE EXECUTION HEREOF this 11th day of July 2011.



                                     /s/ Mallika Srinivasan
                                         Signature